EXHBIT 24(b)(8)
                                Amendment No. 12
                                       to
                  THE FIRST AMENDED CUSTODIAN CONTRACT BETWEEN
                            THE AAL MUTUAL FUNDS AND
                              FIRSTAR TRUST COMPANY
                      (f/k/a FIRST WISCONSON TRUST COMPANY)

Effective December 29, 1997, the First Amended Custodian Contract ("Contract") dated October 29, 1987, between The AAL Mutual Funds and Firstar Trust Company (f/k/a First Wisconsin Trust Company) is amended as follows:

1. Schedule A (Custodial Agent Fee Schedule) to the Contract effective as of January 8, 1997, is amended to add The AAL Balanced Fund.

An amended Schedule A, effective December 29, 1997, is attached hereto

All other provisions of the Contract, as amended, and all Sub Custodian Agreements, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 12 to the Contract to be signed by their duly authorized officers.


ATTEST                                       FIRSTAR TRUST COMPANY



By ____________________________              By______________________________
   Robert G. Same, Secretary


ATTEST:                                      THE AAL MUTUAL FUNDS



By ____________________________              By______________________________
   Robert G. Same, Secretary                    Ronald G. Anderson, President


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                                   SCHEDULE A
                                       TO
                  THE OCTOBER 29, 1997, FIRST AMENDED CUSTODIAN
                    CONTRACT BETWEEN THE AAL MUTUAL FUNDS AND
                        FIRSTAR TRUST COMPANY, AS AMENDED

                              FIRSTAR TRUST COMPANY
                           MUTUAL FUND CUSTODIAL AGENT
                                  Fee Schedule
                            Effective January 8, 1997


I.   Annual fee based on aggregate market value of all AAL Mutual Funds

     .00005 (.5 basis points) on all assets.

II. Fees for transactions (purchases, sale, exchange, tender, redemption, maturity, receipt, delivery)

      $6.00 per book  entry  security  (depository  or Federal  Reserve  System)
      $25.00 per definitive  security  (physical)
     $75.00 per Euroclear
     $8.00 per principal reduction on pass-through certificates
     $35.00 per option/futures contract
     $12.00  per  variation  margin  transaction
     $10.00 per Fed wire deposit or withdrawal

III.   Other fees

Variable rate notes: Used as a short-term investment variable rate notes offer safety and prevailing high interest rates. Firstar charge, which is 1/4 of 1%, is deducted from the variable rate note income at the time it is credited to a Fund's account.

Extraordinary expense:  Based on time and complexity involved.

Out-of-pocket expenses:  Charged to the account.

Fees are billed monthly, based on prior month-end market values and prior month's transactions.